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EXHIBIT 10.1

LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (this "Agreement") is made and entered into effective as of the 12th day of November 2002, between Brookfield Properties (US) Inc., a Delaware corporation (the "Licensor"), Brookfield Homes Corporation, a Delaware corporation ("BHC"), and Brookfield Homes Holdings Inc., a California corporation (the "Purchaser").

RECITALS:

1.    The Licensor owns the trademarks and service marks listed in Schedule A together with the applications and registrations therefor and the goodwill associated therewith (the "Trademarks"); and

2.    In connection with the Purchase Agreement, effective as of September 30, 2002, between Brookfield Washington Inc., a Maryland corporation ("BWI"), and Brookfield Homes of California Inc., a California corporation ("BHOC" and collectively with BWI, the "Sellers") and the Purchaser (the "Purchase Agreement"), the Licensor desires to grant to the Licensee a right and license to use the Trademarks in association with the Licensed Services (as defined below) for the period of time set forth herein.

        NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Certain Definitions.    The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

        "Affiliate" means a Person or entity who directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, any other Person.

        "Closing" means the closing of the purchase and sale of the Purchase Agreements.

        "Closing Date" means the date on which the Closing occurs.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through stock ownership, voting rights, governing boards or otherwise.

        "Licensed Services" means homebuilding and residential land development services.

        "Licensee" shall mean BHC, Purchaser and their Subsidiaries.

        "Person" means any individual, partnership, firm, corporation, limited liability company, trust, association, unincorporated organization or other entity.

        "Subsidiaries" shall mean each of the corporations, limited liability companies and partnerships designated by BHC from time to time in which the Purchaser or BHC directly or indirectly own an equity interest.

        "Transfer" means any event pursuant to which the rights or obligations of the affected party under this Agreement are or are attempted to be sold, disposed of, assigned, pledged, hypothecated, charged, mortgaged, encumbered, sublicensed or transferred and includes any transfer by operation of law.

2.
License.

2.1.
Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, for the term described in Section 11 hereof, a non-exclusive, non-transferable, royalty-free right and licence to use the Trademarks for an annual license fee of $50,000. The Licensee shall pay such fee annually and in advance on January 1 of each year, commencing January 1, 2003.

2.2.
The Licensee covenants and agrees that it shall not use the Trademarks or any mark confusing therewith, either on their own or together with other words or indicia, directly or indirectly, whether as agent, principal, nominee or trustee, except in association with the Licensed Services.

3.
Rights in the Trademarks.    The Licensee acknowledges and agrees that:

(a)
the Licensor is the exclusive owner of all right, title and interest in and to the Trademarks and any goodwill associated therewith;

(b)
the Licensee shall acquire no right, title or interest in and to the Trademarks or any portion thereof; and

(c)
the Licensee will not dispute or contest for any reason whatsoever, directly or indirectly, during the term of this Agreement or after the termination or expiration thereof, the validity, ownership or enforceability of the Trademarks, nor counsel, procure or assist anyone to do any of the foregoing.

4.    Infringement.    The Licensee agrees to promptly notify the Licensor of any conflicting use or any act of infringement or passing off which comes to its attention involving the Trademarks or any variation or imitation thereof by unauthorized Persons. In the event of actual or threatened infringement of the Trademarks during the term of this Agreement, the Licensor shall have the exclusive right, at its option, to take appropriate action to prevent and/or to stop the infringement including, without limitation, instituting action against infringers. The Licensor shall have the exclusive right, at its option, to defend all actions contesting the validity of, or the Licensor's ownership of, the Trademarks or arising in any way from the use of the Trademarks. The Licensee shall consent to the use of its name in all such litigation and shall sign such documents, swear such affidavits or declarations and take such other action as may be reasonably necessary to assist the Licensor in such litigation, at the expense of the Licensor.

5.    Quality Standard.    The Licensee shall maintain a standard of quality of Licensed Services which is at least as high as the standard of quality of such services as provided by Licensor and its Affiliates in association with the Trademarks as of the date hereof.

6.    Integrity.    The Licensee agrees to comply with the reasonable specifications and policies established by the Licensor in respect of the Trademarks from time to time.

7.    Markings.    The Licensee shall cause to appear in the appropriate place on signage, advertising, promotional or display material and any other material bearing the Trademarks, or any of them, an appropriate notice of copyright, trade-mark, official mark or otherwise as stipulated by the Licensor from time to time.

8.    Distribution.    The Licensee hereby covenants and agrees with the Licensor that the Licensee and its employees, agents and representatives will, in the process of effecting the Licensed Services, maintain the highest standard of conduct and good taste so as to preserve and enhance the goodwill, good name and reputation of the Trademarks.

9.
Indemnity.    The Licensee shall indemnify the Licensor and its Affiliates against and hold them harmless from all fines, suits, proceedings, losses, damages, claims, demands, liabilities, penalties or actions of any nature or kind whatsoever (the "Claims") directly or indirectly arising out of (i) any use or display by the Licensee of the Trademarks; and (ii) breach by the Licensee of any of its covenants in this Agreement, and against all damages, costs, expenses and fees (including, without limitation, reasonable legal fees and disbursements) incurred for or in connection with any of the foregoing in the investigation, defence and enforcement of any and all such Claims.

10.    Representation and Warranty.    The Licensor represents and warrants to the Licensee that the Trademarks are validly owned by the Licensor and that to the knowledge of the Licensor, none of the entities being sold to the Purchaser by the Sellers pursuant to the Purchase Agreement are infringing upon, or otherwise violating, the rights of any third party with respect to the Trademarks.

11.    Termination of Rights and Expiration of Agreement.    The rights granted hereunder shall commence on Closing and, provided that the Licensor elects not to waive compliance with the event which leads to termination of such rights, which such right to waive the Licensor shall have at all times, either before or after the occurrence of such event, the rights granted hereunder shall terminate on the earlier of:

  (a)
  as to any Person compromising the Licensee, the date immediately prior to the date on which:

  (i)
  the bankruptcy, insolvency, receivership or winding-up of any such Person occurs; or

    (ii)
    a custodian liquidator, sequestrator, receiver and manager or any other Person with similar powers is appointed for any such entity or for its property or any substantial part of its property;

  (b)
  the disposition, by conveyance, transfer, lease, assignment or otherwise of all, or substantially all, of the assets of any Person compromising the Licensee;

  (c)
  a change of Control in fact in any manner whatsoever of the Licensee, as a result of which those Persons who presently Control in fact the Licensee cease to do so, in any manner whatsoever;

  (d)
  the date prior to the date on which the seizure or attachment of the property, assets or undertaking of any Person compromising the Licensee, as a result of any action taken against it by any other Person; or

  (e)
  upon the breach by the Licensee of any condition, covenant, provision, warranty, representation or other term herein where such breach is not cured within 10 days after receipt by the Licensee of notice from the Licensor advising of such breach.

Upon the occurrence of any of the events specified in clauses (a) through (d) above, the licensed rights granted hereunder shall terminate only as to the Person as to which any such event has occurred and the licensed rights granted hereunder shall continue as to the remaining Persons comprising the Licensee. Any termination pursuant to clause (e) above shall terminate the rights granted hereunder as to all the Persons comprising the Licensee.

12.    Obligations on Termination.    Upon termination or expiry of this Agreement as to any Person compromising the Licensee, such affected Licensee shall cease to be a licensee of the Licensor and shall:

  (a)
  immediately cease to use, directly or indirectly, in any manner whatsoever the Trademarks or any other trademarks, tradename, domain name, logo, design or other indicia that is confusingly similar to the Trademarks or to any other trademark owned by the Licensor;

  (b)
  remove the Trademarks from, or deliver up to the Licensor or its duly authorized representatives, all materials including signs and advertising materials in its possession or control on which the Trademarks appears (except for documents not for public display or reasonably required for archival purposes); and

  (c)
  immediately take all necessary steps with all the applicable Federal, Provincial or State corporate registry offices to change the corporate name and any other business names used by the Licensee to comply with (a) and (b) above.

13.
Remedies of the Licensor.

13.1
Without restricting any of the other rights or remedies of the Licensor hereunder, upon termination of the rights granted hereunder and regardless of the reason for termination, all rights whatsoever granted or accruing to the Licensee pursuant to this Agreement shall automatically revert to the Licensor.

13.2
In the event the Licensor shall be required by reason of any default hereunder by the Licensee to resort to litigation or other action to enforce any of its rights under this Agreement, then the Licensee shall pay all costs and expenses, including legal fees, incurred by the Licensor in or in connection with such litigation, or other action.

13.3
Any remedies of the Licensor provided for in this Agreement shall not be exclusive of any other remedies available to the Licensor under this Agreement or by law, but the same shall be deemed to be cumulative.

14.    Reserved Rights.    Rights not herein specifically granted to the Licensee are reserved by the Licensor and may be used or exercised by the Licensor without limitation.

15.
Variation, Alteration and Waiver.

15.1
Any approval or consent to be given pursuant to the provisions of this Agreement or any variation, alteration or waiver of any of the rights of the Licensor or obligations of the Licensee hereunder must be in writing and signed by the Licensor.

15.2
The waiver by the Licensor of strict compliance or performance of any of the terms and conditions of this Agreement or of any breach thereof on the part of the Licensee shall not be held or deemed to be a waiver of any subsequent failure to comply strictly with or perform the same or any other term or condition of this Agreement or of any breach thereof.

16.
Transfer.

16.1
Transfer by the Licensor.    The Licensor shall have the right to Transfer any or all of its rights and obligations under this Agreement and the Trademarks to any Person.

16.2
Transfer by the Licensee.    The Licensee shall not Transfer its rights or obligations under this Agreement including its licensed right to use the Trademarks to any Person without the prior written consent of the Licensor. Any actual or purported Transfer occurring without the Licensor's prior written consent shall constitute a default under this Agreement and shall be null and void.

17.
No Joint Venture.

17.1
This Agreement shall not be construed as appointing the Licensee as agent or an associate of the Licensor, nor as giving to the Licensee an interest in the business or property of the Licensor, or vice versa, nor as giving to the Licensee the right to act as the representative of the Licensor.

17.2
Nothing herein contained shall be construed to place the parties in a relationship of partners or joint venturers and the Licensee shall have no power to obligate or bind the Licensor in any manner whatsoever unless the Licensor agrees in writing to be bound upon terms and conditions stipulated by it.

18.    Arbitration.    Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be settled only by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and the parties hereto hereby consent to the jurisdiction of the Delaware courts for this purpose.

19.    Entire Agreement.    This Agreement, including Schedule A, contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

20.    Invalidity.    Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by a court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth of this Agreement.

21.    No Third-Party Beneficiaries.    Subject to Section 16, this Agreement shall be binding upon and inure to the sole benefit of the parties and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

22.    Governing Law.    The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

23.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

24.    Interpretation.    The parties agree that this Agreement is the product of negotiations between sophisticated parties, each of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

25.    Headings.    Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

BROOKFIELD PROPERTIES (US) INC.
By:	/s/ BRUCE FLATT Name: Bruce Flatt Title: President and Chief Executive Officer
BROOKFIELD HOMES CORPORATION
By:	/s/ SHANE PEARSON Name: Shane Pearson Title: Secretary
BROOKFIELD HOMES HOLDINGS INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President

SCHEDULE A

Trademark	Registered Owner	Application/Registration Number
BROOKFIELD	Brookfield Properties (U.S.) Inc.	2472635
BROOKFIELD HOMES	Brookfield Properties (U.S.) Inc.	2472636

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  EXHIBIT 10.1
LICENSE AGREEMENT
RECITALS
SCHEDULE A